                                                         [ON SEMICONDUCTOR LOGO]

                                   EXHIBIT 99

     Everett Tackett, APR                   Rudy Garcia
     Public Relations                       Investor Relations
     ON Semiconductor                       ON Semiconductor
     (602) 244-4534                         (602) 244-3437
     everett.tackett@onsemi.com             rudy.garcia@onsemi.com


             ON SEMICONDUCTOR ANNOUNCES SECOND QUARTER 2001 RESULTS


PHOENIX, ARIZ. - JULY 25, 2001 - ON Semiconductor Corporation (Nasdaq: ONNN) today announced that total product revenues in the second quarter of 2001 were $307.3 million, a decrease of 14% from the first quarter of 2001 and a decrease of 38% compared to the second quarter of 2000. Excluding amortization of intangibles, restructuring and other non-recurring charges, the Company had a net loss of $61.9 million, or ($0.36) per diluted share, in the second quarter of 2001 compared to net income of $24.2 million, or $0.13 per diluted share, in the second quarter of 2000. Including amortization of intangibles, restructuring and other non-recurring charges, the Company reported a net loss of $152.2 million, or ($0.88) per diluted share, in the second quarter of 2001 compared to a net loss of $12.7 million, or ($0.09) per diluted share, in the second quarter of 2000. The loss per share in the second quarter of 2001 includes a tax reserve of $0.15 per share against the benefit of the net operating loss incurred during the quarter.

     Product revenues for the first six months of 2001 were $664.3 million, a decrease of 27% compared to the first six months of 2000. Excluding amortization of intangibles, restructuring charges, cumulative effect of an accounting change and other non-recurring charges, the Company had a net loss of $74.6 million, or ($0.43) per diluted share, in the first six months of 2001 compared to net income of $35.1 million, or $0.17 per diluted share, in the first six months of 2000. Including amortization of intangibles, restructuring charges, cumulative effect of an accounting change and other non-recurring charges, the Company had a net loss of $311.6 million, or ($1.80) per diluted share, in the first six months of 2001 compared to a net loss of $4.8 million, or ($0.09) per diluted share, in the first six months of 2000.


                                   - m o r e -

ON Semiconductor Announces Second Quarter 2001 Results
2 - 2 - 2 - 2


      The Company incurred restructuring and other charges of $95.8 million, or $84.7 million on an after-tax basis, in the second quarter of 2001 associated with worldwide workforce reductions and asset impairment charges as a result of accelerating cost reduction efforts. The three principal elements of the restructuring are the acceleration of a five year manufacturing restructure plan into a two-year plan, right sizing selling, general and administrative operations, and aggressively focusing on liquidity. These restructuring efforts were initiated in June 2001 and are expected to generate $300 million of annualized cost savings by the end of 2002. Key elements of the manufacturing restructure are (1) phasing out operations in Guadalajara, Mexico moving to Seremban, Malaysia, (2) transferring the 4-inch wafer line in Aizu, Japan to the 6-inch wafer line at the same facility, and (3) consolidating backend operations from ISMF in Seremban, Malaysia to Leshan, China. These restructuring actions will cause the reduction of more than 3,000 employees worldwide over the next year or so. The first phase of these reductions was announced in June with a substantial portion already completed.

     In the second quarter of 2001, overall gross margin was 18%, down six percentage points from the first quarter of 2001 primarily due to declining prices partially offset by on-going cost reductions. Operating expenses continued to be managed closely. Selling, general and administrative expenses were reduced by 36% from the same period last year and by 10% from the first quarter 2001. Earnings before interest, taxes, depreciation and amortization, in the second quarter of 2001, excluding minority interests, restructuring and other charges were $16.2 million, compared to $114.3 million in the second quarter of 2000.

     The Company was not in compliance with certain financial covenants under its senior credit facilities at June 29, 2001, but is in discussions with its lenders regarding appropriate amendments to those facilities. The Company believes an agreement will be reached with respect to the terms of such amendments and that it has adequate liquidity to meet its anticipated cash needs for the foreseeable future.

     "The actions we have taken will protect our core competencies, maintain focus on R&D, enhance customer service, accelerate decision making and align our cost structure to be more competitive," said Steve Hanson, president and chief executive officer. "We reiterate our outlook that third quarter revenues are expected to be down from the second quarter. We anticipate that the third quarter will be the trough of our cycle as customer inventory levels align more with end market demand."


                                   - m o r e -

ON Semiconductor Announces Second Quarter 2001 Results
3 - 3 - 3 - 3


ABOUT ON SEMICONDUCTOR

    ON Semiconductor (Nasdaq: ONNN) is a global supplier of high-performance broadband and power management integrated circuits and standard semiconductors used in numerous advanced devices ranging from high-speed fiber optic networking equipment to the precise power management functions found in today's advanced portable electronics. For more information visit ON Semiconductor's Web site at http://www.onsemi.com.

                                      # # #

ON Semiconductor and the ON Semiconductor logo are trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.


This press release includes "forward-looking statements" as that term is defined in Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are often characterized by the use of words such as "believes," "expects," "estimates," "projects," "may," "will," "intends," "plans," or "anticipates," or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of manufacturing capacity, availability of raw materials, competitors' actions, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, restructuring programs and the impact of such programs, control of costs and expenses, inability to reduce manufacturing and general and administrative costs, litigation, risks associated with acquisitions and dispositions, changes in management, changes in management, risks associated with our substantial leverage and restrictive covenants in our debt agreement (including the inability of the Company to reach an agreement with its lenders), and risks involving environmental or other governmental regulation. Additional factors that could affect the company's future operating results are described in Exhibit 99.1, entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2000 and other factors as described from time to time in our SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

ON Semiconductor Announces Second Quarter 2001 Results
4 - 4 - 4 - 4

                                ON SEMICONDUCTOR
                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in millions, except per share amounts)

                                                                       QUARTER ENDED                       SIX MONTHS ENDED
                                                       -------------------------------------   -------------------------------------
                                                                         JULY 1, 2000                            JULY 1, 2000
                                                       JUNE 29,   --------------------------   JUNE 29,   --------------------------
                                                         2001     PRO FORMA (1)  AS REPORTED     2001     PRO FORMA (1)  AS REPORTED
                                                       ---------  -------------  -----------   ---------  -------------  -----------
Revenues:
   Net product revenues                                $   307.3    $   496.9     $   531.0    $   664.3    $   909.4     $   982.5
   Foundry revenues from Motorola                            3.4         19.5          19.5          6.9         54.8          54.8
                                                       ---------    ---------     ---------    ---------    ---------     ---------
      Total revenues                                       310.7        516.4         550.5        671.2        964.2       1,037.3
Cost of sales                                              255.6        337.8         357.7        529.5        645.7         681.1
                                                       ---------    ---------     ---------    ---------    ---------     ---------
Gross profit                                                55.1        178.6         192.8        141.7        318.5         356.2
                                                       ---------    ---------     ---------    ---------    ---------     ---------
Operating expenses:
   Research and development                                 22.9         17.1          17.1         45.8         28.3          28.3
   Selling and marketing                                    20.8         26.2          26.2         44.6         45.8          45.8
   General and administrative                               34.0         59.6          59.6         70.8        110.6         110.6
   Amortization of goodwill and other intangibles            5.6          5.5           5.5         11.4          5.5           5.5
   Write-off of acquired in-process research
      and development                                                    --            26.9         26.9         26.9          26.9
   Restructuring and other charges                          95.8         --            --          133.8          4.8           4.8
                                                       ---------    ---------     ---------    ---------    ---------     ---------
      Total operating expenses                             179.1        135.3         135.3        306.4        221.9         221.9
                                                       ---------    ---------     ---------    ---------    ---------     ---------
Operating income (loss)                                   (124.0)        43.3          57.5       (164.7)        96.6         134.3
                                                       ---------    ---------     ---------    ---------    ---------     ---------
Other income (expenses), net:
   Interest expense                                        (29.7)       (33.8)        (33.8)       (58.9)       (68.5)        (68.5)
   Equity in earnings of joint ventures                      1.5          2.4           2.4          2.1          2.2           2.2
   Gain on sale of investment in joint venture              --           --            --            3.1         --            --
                                                       ---------    ---------     ---------    ---------    ---------     ---------
      Other income (expenses), net                         (28.2)       (31.4)        (31.4)       (53.7)       (66.3)        (66.3)
                                                       ---------    ---------     ---------    ---------    ---------     ---------
Income (loss) before income taxes, minority
  interests and extraordinary items                       (152.2)        11.9          26.1       (218.4)        30.3          68.0
Provision for income taxes                                  --           (6.6)        (10.1)        22.7        (16.4)        (25.8)
Minority interests                                          --           (0.5)         (0.5)         0.5         (1.2)         (1.2)
                                                       ---------    ---------     ---------    ---------    ---------     ---------
Net income (loss) before extraordinary items              (152.2)         4.8          15.5       (195.2)        12.7          41.0
Extraordinary loss on debt prepayment (net of tax)          --          (17.5)        (17.5)        --          (17.5)        (17.5)
Cumulative effect of accounting change (net of tax)         --           --            --         (116.4)        --            --
                                                       ---------    ---------     ---------    ---------    ---------     ---------
Net income (loss)                                         (152.2)       (12.7)         (2.0)      (311.6)        (4.8)         23.5
Less: Redeemable preferred stock dividends                  --           (2.2)         (2.2)        --           (8.8)         (8.8)
                                                       ---------    ---------     ---------    ---------    ---------     ---------
Net income (loss) available for common stock           $  (152.2)   $   (14.9)    $    (4.2)   $  (311.6)   $   (13.6)    $    14.7
                                                       =========    =========     =========    =========    =========     =========

Earnings (loss) per common share (2):
   Basic:
      Net income (loss) before extraordinary items     $   (0.88)   $    0.02     $    0.08    $   (1.13)   $    0.03     $    0.22
      Extraordinary loss on debt prepayment                 --          (0.11)        (0.11)        --          (0.12)        (0.12)
      Cumulative effect of accounting change                --           --            --          (0.67)        --            --
                                                       ---------    ---------     ---------    ---------    ---------     ---------
      Net income (loss)                                $   (0.88)   $   (0.09)    $   (0.03)   $   (1.80)   $   (0.09)    $    0.10
                                                       =========    =========     =========    =========    =========     =========
   Diluted:
      Net income (loss) before extraordinary items     $   (0.88)   $    0.02     $    0.08    $   (1.13)   $    0.02     $    0.21
      Extraordinary loss on debt prepayment                 --          (0.11)        (0.11)        --          (0.11)        (0.11)
      Cumulative effect of accounting change                --           --            --          (0.67)        --            --
                                                       ---------    ---------     ---------    ---------    ---------     ---------
      Net income (loss)                                $   (0.88)   $   (0.09)    $   (0.03)   $   (1.80)   $   (0.09)    $    0.10
                                                       =========    =========     =========    =========    =========     =========

Weighted average common shares outstanding:
   Basic                                                   173.5        160.0         160.0        172.8        148.3         148.3
                                                       =========    =========     =========    =========    =========     =========
   Diluted                                                 173.5        165.9         165.9        172.8        154.1         154.1
                                                       =========    =========     =========    =========    =========     =========

Earnings (loss) excluding amortization of intangibles
  and other charges:
   Net income (loss)                                   $  (152.2)   $   (12.7)    $    (2.0)   $  (311.6)   $    (4.8)    $    23.5
   Add: Amortization of goodwill and
         other intangibles (net of tax)                      5.6          3.3           3.3          9.1          3.3           3.3
         Write-off of acquired in-process research
         and development (net of tax)                       --           16.1          16.1         --           16.1          16.1
         Restructuring and other charges (net of tax)       84.7         --            --          111.5          3.0           3.0
         Extraordinary loss on debt prepayment
            (net of tax)                                    --           17.5          17.5         --           17.5          17.5
         Cumulative effect of accounting
            change (net of tax)                             --           --            --          116.4         --            --
                                                       ---------    ---------     ---------    ---------    ---------     ---------
Earnings (loss) excluding amortization of intangibles
  and other charges                                        (61.9)        24.2          34.9        (74.6)        35.1          63.4
Less: Redeemable preferred stock dividends                  --           (2.2)         (2.2)        --           (8.8)         (8.8)
                                                       ---------    ---------     ---------    ---------    ---------     ---------
Net income (loss) available for common stock           $   (61.9)   $    22.0     $    32.7    $   (74.6)   $    26.3     $    54.6
                                                       =========    =========     =========    =========    =========     =========

Earnings (loss) per diluted share (2)                  $   (0.36)   $    0.13     $    0.20    $   (0.43)   $    0.17     $    0.35
                                                       =========    =========     =========    =========    =========     =========

(1) Pro forma results for the quarter and six months ended July 1, 2000 reflect the change in revenue recognition on shipments to distributors.

(2)  Basic earnings (loss) per common share are computed by dividing net income
     (loss) available for common stock (net income (loss) less dividends accrued on the redeemable preferred stock) by the weighted average number of common shares outstanding during the period. Diluted earnings per share incorporates the incremental shares issuable upon the assumed exercise of stock options.

ON Semiconductor Announces Second Quarter 2001 Results
5 - 5 - 5 - 5


                                ON SEMICONDUCTOR
                           CONSOLIDATED BALANCE SHEETS
                                  (in millions)

                                                                              DECEMBER 31, 2000
                                                             JUNE 29,     -------------------------
                                                               2001       PRO FORMA     AS REPORTED
                                                             --------     ---------     -----------

ASSETS
Cash and cash equivalents                                    $  175.7      $  188.9      $  188.9
Receivables, net                                                158.2         272.1         271.2
Inventories                                                     258.0         258.1         258.1
Other current assets                                             46.5          39.6          39.6
Deferred income taxes                                           100.3          79.5          40.7
    Total current assets                                        738.7         838.2         798.5
                                                             --------      --------      --------

Property, plant and equipment, net                              614.0         648.2         648.2
Deferred income taxes                                           294.1         286.8         286.8
Investments in joint ventures                                    30.2          45.3          45.3
Goodwill and other intangibles, net                             129.4         140.8         140.8
Other assets                                                    103.4         103.4         103.4
                                                             --------      --------      --------
    Total assets                                             $1,909.8      $2,062.7      $2,023.0
                                                             ========      ========      ========

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS' EQUITY

Accounts payable                                             $  142.0      $  175.0      $  175.0
Accrued expenses                                                146.0         158.2         184.3
Income taxes payable                                              9.7          22.3          22.3
Accrued interest                                                 24.2          17.9          17.9
Deferred income on shipments to distributors                    136.1         182.2          --
Current portion of long-term debt                                13.6           5.6           5.6
                                                             --------      --------      --------
    Total current liabilities                                   471.6         561.2         405.1
Long-term debt                                                1,375.4       1,252.7       1,252.7
Other long-term liabilities                                      32.5          20.8          20.8
                                                             --------      --------      --------
    Total liabilities                                         1,879.5       1,834.7       1,678.6
                                                             --------      --------      --------

Minority interests in consolidated subsidiaries                   5.7           6.7           6.7
                                                             --------      --------      --------

Common stock                                                      1.7           1.7           1.7
Additional paid-in capital                                      738.3         730.4         730.4
Accumulated other comprehensive loss                            (10.1)         (0.7)         (0.7)
Accumulated deficit                                            (705.3)       (510.1)       (393.7)
                                                             --------      --------      --------

    Total stockholders' equity                                   24.6         221.3         337.7
                                                             --------      --------      --------

    Total liabilities, minority interests and
      stockholders' equity                                   $1,909.8      $2,062.7      $2,023.0
                                                             ========      ========      ========